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CONTACTS:
MIKE EL-HILLOW                                                CATHY KAWAKAMI
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER             DIRECTOR OF INVESTOR RELATIONS
ADVANCED ENERGY INDUSTRIES, INC.                              ADVANCED ENERGY INDUSTRIES, INC.
970-407-6570                                                  970-407-6732
MIKE.EL-HILLOW@AEI.COM                                        CATHY.KAWAKAMI@AEI.COM

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FOR IMMEDIATE RELEASE

               ADVANCED ENERGY REPORTS SECOND QUARTER 2004 RESULTS

FORT COLLINS, COLO., JULY 21, 2004 -- Advanced Energy Industries, Inc. (Nasdaq:
AEIS) today reported financial results for the second quarter ended June 30, 2004. Advanced Energy offers a comprehensive suite of process-centered solutions critical to the production of semiconductors, flat panel displays, data storage products, architectural glass and other advanced product applications.

For the 2004 second quarter, revenues were $108.9 million, up 73 percent from $62.9 million for the second quarter of 2003, and up 4 percent compared to revenues of $104.5 million for the first quarter of 2004.

Net income for the second quarter of 2004 was $4.5 million, or $0.13 per diluted share, compared to a net loss of $5.8 million, or $0.18 per share in the second quarter of 2003. This compares to first quarter 2004 net income of $6.9 million, or $0.21 per diluted share, which includes $1.0 million in pretax gains resulting from the sale of certain marketable securities and the sale of the Company's thermal control business.

Revenue for the six months ended June 30, 2004 was $213.4 million versus $119.1 million for the first six months of 2003. Net income for the 2004 six-month period was $11.4 million, or $0.34 per diluted share, compared to a net loss for the 2003 six-month period of $14.4 million, or $0.45 per share.

Doug Schatz, chairman and chief executive officer, said, "As we had anticipated, semiconductor order momentum leveled quarter-to-quarter, as end users entered an absorption phase following several months of robust 200mm-driven equipment shipments. While we had a modest increase in sales, we are disappointed by our operating results. The continuation of higher than expected China-related and Asian-based supplier transition costs, and product mix negatively impacted gross margin. The decision to manufacture high volume products in China is the right strategic move long term. However, the continuation of dual manufacturing with our US-based facility on certain product lines is negatively impacting gross margin to a greater degree than we planned. We are committed to reducing these transition costs and expect gross margin improvement by the end of 2004.

Advanced Energy Reports Second Quarter 2004 Results -- Page 2
July 21, 2004


"Looking ahead, we continue to experience the effect of semiconductor manufacturers' cautious capital equipment purchasing patterns, despite some positive longer-term indicators. We anticipate third quarter revenue to be down 2 to 5 percent relative to the second quarter, with earnings per share in the range of $0.08 to $0.12."

"Advanced Energy is well-positioned with innovative products that drive advanced technology in all of our target markets. We continue to increase our market share, particularly through key design wins on 300mm tools in high-growth semiconductor applications and new generation flat panel display equipment. Our focus on innovation enables technological and market leadership, and we continue to extend that lead as our customers adopt increasingly complex manufacturing processes, requiring increased precision and control," said Mr. Schatz.

SECOND QUARTER CONFERENCE CALL

Management will host a conference call today, Wednesday, July 21, 2004 at 5:00 pm Eastern time to discuss Advanced Energy's financial results. You may access this conference call by dialing 888-713-4717. International callers may access the call by dialing 706-679-7720. For a replay of this teleconference, please call 706-645-9291, and enter the pass code 6231797. The replay will be available through Wednesday, July 28, 2004. There will also be a webcast available at www.advanced-energy.com.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development and support of technologies critical to high-technology manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, compact discs, digital video discs, architectural glass, and other advanced product applications.

Leveraging a diverse product portfolio and technology leadership, Advanced Energy creates solutions that maximize process impact, improve productivity and lower the cost of ownership for its customers. This portfolio includes a comprehensive line of technology solutions in power, flow, thermal management, and plasma and ion beam sources for original equipment manufacturers (OEMs) and end-users around the world.

Advanced Energy operates in regional centers in North America, Asia and Europe and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, Advanced Energy is a publicly held company traded on the Nasdaq National Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements, including the company's expectations with respect to Advanced Energy's financial results for the third quarter of 2004. Forward-looking statements are subject to

Advanced Energy Reports Second Quarter 2004 Results -- Page 3
July 21, 2004

known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the volatility and cyclicality of the semiconductor and semiconductor capital equipment industries, Advanced Energy's ongoing ability to develop new products in a highly competitive industry characterized by increasingly rapid technological changes, Advanced Energy's ability to successfully integrate acquired companies' operations, and other risks described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements, as filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or by contacting Advanced Energy's investor relations at 970-221-4670. The company assumes no obligation to update the information in this press release.

                                       ###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     Three Months Ended June 30,   Six Months Ended June 30,
                                                        2004             2003       2004            2003
                                                     ---------------------------  --------------------------
Sales                                                 $ 108,869     $  62,946     $ 213,356     $ 119,104
Cost of sales                                            71,907        42,673       137,980        80,881
                                                      ---------     ---------     ---------     ---------
Gross profit                                             36,962        20,273        75,376        38,223

Operating expenses:
     Research and development                            12,809        12,551        26,219        25,918
     Sales and marketing                                  8,012         8,261        16,049        16,591
     General and administrative                           6,075         4,347        11,842         8,876
     Amortization of intangible assets                    1,125         1,171         2,295         2,271
     Restructuring charges                                  187           768           407         2,277
                                                      ---------     ---------     ---------     ---------
          Total operating expenses                       28,208        27,098        56,812        55,933

Income (loss) from operations                             8,754        (6,825)       18,564       (17,710)

Other expense, net                                       (2,417)       (2,340)       (3,572)       (5,090)
                                                      ---------     ---------     ---------     ---------
Income (loss) before income taxes                         6,337        (9,165)       14,992       (22,800)

(Provision) Benefit for income taxes                     (1,867)        3,391        (3,598)        8,436
                                                      ---------     ---------     ---------     ---------

Net income (loss)                                     $   4,470     $  (5,774)    $  11,394     $ (14,364)
                                                      =========     =========     =========     =========

                                                      ---------     ---------     ---------     ---------
Basic earnings (loss) per share                       $    0.14     $   (0.18)    $    0.35     $   (0.45)
                                                      =========     =========     =========     =========

                                                      ---------     ---------     ---------     ---------
Diluted earnings (loss) per share                          0.13         (0.18)         0.34         (0.45)
                                                      =========     =========     =========     =========

Basic weighted-average common shares outstanding         32,644        32,206        32,612        32,183
Diluted weighted-average common shares outstanding       33,188        32,206        33,435        32,183

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS)





                                                                     June 30,     December 31,
                                                                       2004          2003
                                                                 -------------  --------------
ASSETS

Current Assets:
     Cash and cash equivalents                                       $ 40,508      $ 41,522
     Marketable securities                                             83,880        93,370
     Accounts receivable, net                                          79,025        61,927
     Inventories                                                       83,720        65,703
     Other current assets                                               4,665         5,637
                                                                     --------      --------
Total current assets                                                  291,798       268,159

Property and equipment, net                                            44,782        44,725

Deposits and other                                                      7,527         5,951
Goodwill and intangibles, net                                          82,077        88,943
Demonstration and customer service equipment, net                       4,845         3,934
Deferred debt issuance costs                                            2,596         3,019
                                                                     --------      --------
Total assets                                                         $433,625      $414,731
                                                                     ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
     Trade accounts payable                                          $ 39,530      $ 23,066
     Other current liabilities                                         26,404        28,216
     Current portion of capital leases and senior borrowings            4,596         8,582
     Accrued interest payable on convertible subordinated notes         2,460         2,460
                                                                     --------      --------
Total current liabilities                                              72,990        62,324

Long-term Liabilities:
    Capital leases and senior borrowings                                4,077         6,168
    Deferred income tax liability, net                                  3,312         4,672
    Convertible subordinated notes payable                            187,718       187,718
    Other long-term liabilities                                         2,045         2,015
                                                                     --------      --------
Total long-term liabilities                                           197,152       200,573

Total liabilities                                                     270,142       262,897

Stockholders' equity                                                  163,483       151,834
                                                                     --------      --------
Total liabilities and stockholders' equity                           $433,625      $414,731
                                                                     ========      ========


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)


                                               Six Months Ended June 30,
                                                   2004          2003
                                               --------------------------
NET CASH USED IN OPERATING ACTIVITIES              (271)       (10,785)

NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES                            4,117         (9,672)

NET CASH USED IN FINANCING ACTIVITIES            (4,814)        (3,692)

EFFECT OF CURRENCY TRANSLATION ON CASH              (46)           344
                                               --------       --------
DECREASE IN CASH AND CASH EQUIVALENTS            (1,014)       (23,805)
CASH AND EQUIVALENTS, beginning of period        41,522         70,188
                                               --------       --------
CASH AND EQUIVALENTS, end of period            $ 40,508       $ 46,383
                                               ========       ========

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